Form C

Cover Page

Name of issuer:

Scrap Connection, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 7/12/2012

Physical address of issuer:

1828 Amos Drive
Muscle Shoals AL 35661

Website of issuer:

http://www.scrapconnection.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$750,000.00

Deadline to reach the target offering amount:

7/30/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$295,156.00	$260,812.00
Cash & Cash Equivalents:	$3,307.00	$4,499.00
Accounts Receivable:	$2,668.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$367,185.00	$332,753.00
Revenues/Sales:	$2,684.00	$4,920.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($88.00)	$2,853.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Scrap Connection, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Chris Yerbey	CEO of Scrap Connection	Scrap Connection	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Chris Yerbey	CEO	2011
Chris Yerbey	Secretary	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Chris Yerbey	731,000 common stock	76.71

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> **The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:**
>
> The Company's operations may be unprofitable, and may result in the total loss of investment.

While the Company believes in good faith that its business plans have a reasonable chance of success, the operation of the Company are ultimately speculative and involve the possibility of a total loss of investment, due to any number of considerations. Investment is suitable only for individuals who are financially able to withstand total loss of their investment.

The success of the Company is highly dependent upon the ability of its CEO and management team, to attract and retain qualified managers and other personnel in a competitive environment.

Growth of the company will require the recruitment, retention, and integration of additional highly qualified individuals. Even if such people can be hired, the projected growth in staff could present further management risks. The market for qualified personnel is highly competitive and there can be no assurance that any critical positions can be filled on a timely basis.

The Company's revenue model may be impaired or change. The Company's success depends mainly on its ability to receive revenue as earnings from the Company's software as a Service platform. The company may generate but retain some or all of the earnings for growth and development of its business and accordingly, not make distributions to the shareholders. If the Company does not generate revenue, its business, financial condition, and operating results will be materially adversely affected.

The company intends to use a significant portion of the proceeds from the offering for unspecified working capital. The offering proceeds will be used by the Company in the ways management deems most effective towards the Company's goals. This means that although we definitely have plans for the proceeds (focused on sales, marketing, and product development) the Company will have ultimate discretion to use the proceeds as it sees fit and the Company has chosen not to limit the Company's use of the funds to specific uses that investors could evaluate. Such portion of the proceeds from this offering will be used for the purpose that the company's management deems to be in its best interest in order to address changed circumstances or opportunities. As a result of the foregoing, the Company's success will be substantially dependent upon its discretion and judgement with respect to

application and allocation of such portion of the proceeds of this Offering. The company may choose to use the proceeds in the manner that the investors do not agree with and investor may have no recourse. A use of proceeds that does not further the Company's business and goals could harm the Company and its operations, and ultimately cause an investor to lose all or portion of his or her investment.

From time to time, third parties may claim that one or more of the Company's products infringe their intellectual property rights.

The company has received no notices or indications otherwise and believes they have not infringed on anyone else's IP rights. That said, the Company's technology-driven business is highly dependent on the Company's intellectual property. While the Company believes in good faith that it has robust rights to all intellectual property needed for its business, any dispute or litigation regarding intellectual property could be costly and time consuming due to the uncertainty of the intellectual property litigation and could divert the Company's management and key personnel from its business operation. A claim of intellectual property infringement could force the Company to enter into costly or restrictive license agreement, which may not be available under acceptable terms or at all, could require the Company to redesign or relabel its products ,which would be costly and time consuming, and/or could subject the Company to an injunction against sale of certain of its products. The Company may have to pay substantial damages, including damages for the past infringement, if it is ultimately determined that its products infringe a third party's proprietary rights.

The Company has a small team, and the loss of key team members, and especially the loss or death of the founder Chris Yerbey, could harm the company's ability to implement their plans.

The Company could be harmed in the event of the death or disability of founder Chris Yerbey. Likewise, key team members could leave or become unable to serve, decreasing the Company's ability to achieve its goals. The company also leverages the global talent pool and political risks, natural disasters, communication outrages and other factors can make team member unavailable or otherwise impact our ability to keep operating at current efficiency.

The Company may need more money.

The Company not might sell enough securities in this offering to meet its operating needs and fulfill its plans, in which case the Company might need to reduce sales & marketing, engineering, or other expenses. Were recurring revenue to decrease, further cuts would be needed and hurt the Company's ability to meet its goals. Even if the Company raises the entire round successfully, we may need to raise more capital in the future in order to continue. Even if we do make successful offering(s) in the future, the terms of that offering might result in your investment in the company being worth less because of the terms of future investment rounds.

The Company may not be profitable, nor be sold for an amount able to recoup this investment.

The market for technology companies is not predictable. While we may be able to sell the company for its technology, client relationships, team or other factors, there is no guarantee that it can be sold, nor that it will become profitable, nor that it will reach an Initial Public Offering (IPO). Even if those do occur, there is no guarantee that investor returns will be positive.

The Company's securities may not be marketable.

Even if the Company is successful, an investor may want immediate access to the then net worth of the investment, but selling private securities can be difficult or impossible. In this case, an investor may need to wait until a liquidity event, and there are no guarantees one will occur.

Scrap Connection Inc. operates currently as a holding company for its Dutch based subsidiary, Scrap Connection BV. All business development and tech development carried out from their offices in the Netherlands, Pakistan and India are managed and paid for by Scrap Connection BV.

99% of Scrap Connection, Inc.'s assets are comprised of its interest in it's foreign subsidiary. This represents amounts advanced to Scrap Connection BV primarily from investments in previous rounds of funding. Scrap Connection BV is organized under the laws of and located in The Netherlands.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Funds will be used for paying critical business development costs.

If we raise: **$75,000**

Use of Proceeds: In addition to the above, funds will be used to further product development.

If we raise: **$100,000**

Use of Proceeds: Funds will be used for paying business development costs with a focus on rapidly increasing monthly recurring subscription revenue. The pace of product development will be increased by the hiring of a new in-house front-end developer.

If we raise: **$250,000**

Use of Proceeds: We plan to expand the business development focus by hiring new team members who will focus on revenue from memberships, company reports and our trade facilitation services. Additional funds can be used for marketing and SEO. A part-time marketing person may be hired. We also plan to build and release an android app using these funds.

If we raise: **$500,000**

Use of Proceeds: We plan to fast-track development of several key products and features that will increase platform stickiness and generate revenue. We will hire additional tech development team members locally to carry out this development. As these products and features are revenue generating, this should bring us to a breakeven point in a shorter period of time and enable us to reach critical mass as a platform.

If we raise: **$750,000**

Use of Proceeds: We can extend our runway so that we have more time to find the best Venture Capital partner to take Scrap Connection to the next level. VCs bring a lot of value to a startup that is starting to scale, but it's important to shop around in order to find the firm adds the most non-monetary value.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.

5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the amount invested by the Investor divided by the result of (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (85%) , or

- (ii) if the valuation for the company is more than **$4.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$4.5 million**) divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors in the first $30,000 of the securities, an alternate Valuation Cap of $4 million will apply for the portion of their investment that is part of the first $30,000. Additionally, for those investors, an alternate discount rate of 80% applies for the portion of their investment that is part of the first $30,000.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$4.5 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Preferred	100,000	68,667	No	No
Common Stock	2,000,000	1,115,892	Yes	No
Other				No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$4.5 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$4.5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The company has two types of loans which appear on the company's balance sheets.

Convertible Notes which are loans where the investor has the right to convert their loan plus a nominal interest into equity at the next funding round. The total value of these notes was $323,825 at the end of 2015. These carry and interest rate of 8% per anum and do not have a specified maturity date.

In 2016, we obtained another $23,463 from our lead investor, Obserinvest and $55,000 from a company that is a member of Scrap Connection on the same terms, bringing the total outstanding to $$409,484.90.

Private Loans which are loans from us, friends and family that have no specific date of repayment. Those loans total $8,928.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
6/2016	Section 4(a)(2)	Convertible Note	$85,800	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview: We are a growing provider of technology-enabled business-to-business solutions for companies that participate in the global trade of recyclable raw materials. We leverage our proprietary technology and deep expertise to help enterprises of varying sizes manage complex and dynamic operational processes surrounding physical commodity transactions.

These solutions currently consist of business and market intelligence, offer and demand promotion, supply & demand automated matching, and a transaction-centric messaging system for use between all parties of a transaction.

Key Milestones

We originally founded our business in 2012 as a marketplace for the international trade of scrap metal. As we have grown and evolved since that time, we reached the following key milestones in the development of our business:

* First Pick of 525 startups in Startup Bootcamp Amsterdam 2012 accelerator program in February 2012. (Member of the Tech Stars Network)
* Launched first marketplace product in June 2012
* Closed angel investment round with Dutch based fund in September 2013 - $330,000 invested.
* Launched our latest custom built platform in November 2014. Built based on 2 years of customer feedback.
* Sold more than $10 million of scrap metal to date through our marketplace.
* Crossed the 1,000 member companies threshold

Our user base has increased steadily, adding 1,000 new members from 70 new counties in the last two years alone. Site traffic has increased 6 fold over the same period. The quantity and value of transactions increased year over year as more companies became comfortable with doing business via Scrap Connection.

A Brief History of Scrap Connection
Scrap Connection's original growth strategy was focused on earning revenue from a 0.5% - 1% transaction fee from deals completed via our marketplace. We tried several approaches to develop a scalable business model around transaction fees. In 2013-2014 we hired two in-house brokers based in the US and Europe. In 2015, we cut those salaries and tried a different approach by focusing on our in-house broker/partner in Pakistan. The results of the latter seemed at first very encouraging. Our total group revenue grew 128% to $48,215 during the year ended December 2015, up from $21,191 during the previous year. Sales and marketing expenses dropped from $53,013 to $9,009.

Although the results look good on the P&L statement, having in-house brokers was confusing to our members, who saw us as a brokerage house rather than a true platform. Since 1 deal in 5 results in some type of claim usually around material quality, our team was constantly pulled away from building a technology platform business to solve very complicated problems and mediate disputes. The process was damaging to our brand because usually one or both parties were dissatisfied with the experience and then saw Scrap Connection as the responsible party for solving the problems in their favor. Dissatisfied members would typically stop trading via the platform, much like they would normally cut off a broker involved in a unsatisfactory trade. In extreme cases, members blocked deals via the platform by asking people in their network to temporarily boycott Scrap Connection. Some of our members also expressed their reluctance to upload data about their previous trading history as part of our verification process because they saw us as a potential competitor.

In July 2016, we began to study SaaS (Software as a Service) business models to see how the main focus of our platform could be changed to business intelligence. We surveyed our customers and others in the industry and established resolutely that pivoting our business model would be the best strategy for reaching product/market fit. Switching to a SaaS business model not only solves all of the problems mentioned above, it also affords us a better positioning as a truly independent third party platform providing added-value services centered on global trade. SaaS companies also benefit from a stable income stream, which is preferable to a transaction-fee based revenue model.

After spending two months modifying our platform to fit our new vision, we launched our new membership plan on Oct 1st, which includes unlimited trading via the platform for $50 per month per user. All members who completed the process to become verified before Oct 1st were granted a free one-year subscription to Scrap Connection. The marketing of this special offer in late September resulted in 28 more companies completing the verification process, bringing the total to 202 verified companies or about 20% of the members on our platform. Verified companies are the core of our business model, and access to them is the value we are offering to a new subscribers going forward.

It is important to emphasize that although we have a 4 year operating history, the revenue and expenses we incurred in the past have very little to do with our business model going forward. Scrap Connection is a startup searching for a scalable business model. We have not reached growth stage as of yet.

We expect to continue to grow our business in terms of revenue, member companies and trades registered via the platform. The historical results or cash flows (as described below and in our financial statements) are not an indication of future growth due to our change in business model. We expect generally to grow rapidly in the coming years. Nonetheless, it may be years before investors see a return on their investment, if they do at all.

Capital Resources.
We have financed our operations through private sales of common equity, issuances of convertible debt and other debt securities and internally generated positive cash flow.

We anticipate rapid growth in our monthly recurring revenue from subscription fees during the coming two years. We have a number of revenue generating features on the drawing board, and as those features go live, we anticipate corresponding jumps in our total revenue. If we reach the revenue and development goals we have set for the company, we anticipate reaching breakeven in 18 months.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?
☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.scrapconnection.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- SAFE
- SAFE Early Bird

Appendix C: Financial Statements & Tax Returns

- Financials 1
- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Chris Yerbey

Appendix E: Supporting Documents

INVEST IN SCRAP CONNECTION

Market intelligence and trading tools for recycling industry professionals

"Scrap Connection is a global platform providing B2B software solutions to companies that buy, sell or broker recyclable materials. We connect scrap professionals to facilitate trade in a $250 Billion market. Our services include in-depth business and market intelligence, an online marketplace, and end-to-end trade workflow management and finance tools.



Chris Yerbey
FOUNDER & CEO, SCRAP CONNECTION


FOLLOW US FOR UPDATES
SHARE
TWEET
865
investors
$535,268
$200 min
INVEST
raised of $50K-$750K goal
by Wefunder Portal LLC

Future Equity (SAFE)

$4.5M valuation cap | **15%** discount

A SAFE gives you the right to future shares in Scrap Connection. If you invest, you're betting the company will be worth more than $4.5M in the future.

INVEST $25,000+ FOR VOTING RIGHTS

INVESTOR PERKS

$1,000+ Have a voice in our direction. You'll have the opportunity to contribute and give feedback on our product planning process.

$2,500+ All the perks from the previous level, plus: This is the trinket level. All crowd funding perk plans must have one, so here it is. :) Choose two items from our trinket list, such as a Scrap Connection T-shirt, golf shirt, cap, coffee mug or phone case.

$5,000+ All the perks from the previous levels, plus: We consider you a top tier investor. Therefore, we will include you on all major investor updates which go out to our private investors. In these updates, we share our strategy for the coming year, our monthly execution plan and progress.

Scrap Connection members will receive the bronze Investment Partner badge to display on your personal or company profile. This indicates your status as a highly valuable community member.

$10,000+ All the perks from the previous levels, plus: Spend a day with Scrap Connection in Amsterdam. We will give you a behind the scenes tour of our offices. Meet the team and get an inside peek at what we are working on currently. We will also give you a special presentation introducing the products that we have on the drawing board. After the workday is over, join the team for a guided boat tour of the beautiful canals of Amsterdam. We'll take in a few sights and you'll enjoy a nice dinner on us. *Travel and hotel expenses are your (tax deductible) business expense.

Scrap Connection members will receive the silver Investment Partner badge to display on your personal or company profile. This indicates your status as a highly valuable community member.

$25,000+ All the perks from the previous levels, plus: You will be considered a "major investor" with additional share ownership rights as specified in the SAFE (Simple Agreement for Future Equity) including the right to vote your shares and participate in all shareholder meetings in person or by proxy and Pro Rata Rights which allow you to purchase more shares in future funding rounds to avoid dilution.

Scrap Connection members will receive the gold Investment Partner badge to display on your personal or company profile. This indicates your status as a highly valuable community member.

OUR AMBITION

We aim to become the most trusted platform for services centered around the trade of recyclables. Our goal is to have $2 billion of the annual global scrap trade being conducted on our platform by 2020. Business intelligence on trading partners and competitors, financial services, documentation tools, and arbitration are just some of the elements we will combine to reduce massive financial risks and market inefficiencies.

KEY FACTS

- Revolutionizing the $250 billion scrap market.
- Potential to provide $200 million of value per year to scrap companies.
- 1,000 new companies joined in the last two years.
- Sold more than $10 million of scrap metal to date through our marketplace.
- First Pick of 525 startups for participation in Startup Bootcamp Amsterdam 2012 accelerator program. (Tech Stars Affiliate.)

DOCUMENTS

- 2016_Scrap_Market_Overview_-_learn_about_the_scrap_trade.pdf
- Stratifund_Report_-_Scrap_Connection_v.2.pdf
- Recommendation_by_First_Stage_Investor.pdf
- Scrap_Connection_Investor_Pitch_Deck_updated.pdf
- Financial Statements 2014 & 2015.pdf
- Scrap Connection BV Financial Statements 2014.pdf
- Scrap Connection BV Financial Statements 2015.pdf

scrapconnection.com *from Muscle Shoals AL*

SCRAP · SCRAP METAL · RECYCLING · B2B · SAAS · MARKETPLACE · TRADE · TRADING · IMPORT · EXPORT · TECH · SOFTWARE · INFRASTRUCTURE · CROWDFUNDING · B2B

THE BUZZ ABOUT SCRAP CONNECTION

Scrap Connection was my first pick amongst all other companies at Startup Bootcamp. It's a brilliant idea now put into practice. This is what this sector urgently needs: Trust, Reliability and Transparency

Eric de Groot

Owner and Founder, RevelX & Scrap Connection advisor & investor

The able team at Scrap Connection is headed by Mr. Chris Yerbey. He has always been a relationship builder, and the vision for the company looks great. I personally believe all vendors and scrap users should join and utilize Scrap Connection. It makes sourcing easier, with more competitive prices, and it's a great time saver.

Gautam Ganariwal

Owner, MS Agarwal Foundries Pvt. Ltd.

I think that people should join Scrap Connection, because Chris and his passioned team have a good view on how the scrap business will evolve in the near future into a more efficient and safe way of doing business using their trading platform.

Jacco Maas

Trader at Cronimet Holland

Scrap Connection for us brings together a guide, if you will, within the present and into the future of the metal recycling industry pricing, news and most importantly connections! We recommend anyone looking for verified, trustworthy and reliable scrap connections for ALL metal recycling aspects to join; in this business it's not what you know about the industry, it's who you know in the industry!

David Teows

General Manager, Tri County Scrap Metals, LLC

Scrap Connection brings differentiated value to buyers and sellers that is unmatched in this sector. Their keen focus to provide exceptional customer service and to do what's right will help them and their community members win in the marketplace!

Bryan van Vranken

Vice President, Liberty Mutual Insurance & Scrap Connection advisor

I like it when startups try to bring the "old world" to the "new world". That's where opportunities lie. However, given the nature of these middle man driven markets it's not an easy job the guys at Scrap Connection are trying to pull. But they seem very determined to make it a success. And I am confident they will, given their industry background combined with strong online focus.

Thijs Gitmans

Fund Manager, Mainport Innovation Fund II

I'm right behind Scrap Connection, sharing my knowledge and networks. I'm convinced they're very well positioned to be successful, mixing leading edge innovation with an existing proven business model and technology to serve a new market. Scrap Connection has the power to solve big challenges within this sector.

Hans Klomp

Econic Program Manager, ABN AMRO Bank

I've researched various community platforms and the way they build trust. I believe Scrap Connection fulfils a serious need and this team has the experience to both build, run and grow it. I'm impressed by the technology they are using to make the transaction as simple as possible for both parties.

Johnathan Marks

International media advisor working out of New York, London and Amsterdam.

> *Scrap Connection's value proposition and team is second to none. I have been onboard since day one, and am excited for the future. The operational efficiencies, transparency, and security that their business model brings to a terribly inefficient marketplace is going to create a paradigm shift in the industry where everyone wins!*

Bryce Giemza

Former VP of Finance at a Fortune 500 company & Scrap Connection advisor

> *Having worked in the brokerage environment I understand the need for the transparent and efficient exchange Scrap Connection has built. I believe the team has the knowledge, network and dedication to change the world of scrap metal trading.*

Coen Frank

Director Fundraising & Investor Relations, Goodwell Investments

Recycling International

Scrap Connection uses crowd-funding to help counter fraud

March 27, 2017

The Netherlands: Tech start-up Scrap Connection is fighting to minimise risks encountered by buyers, sellers and brokers of scrap materials - a mission that is backed by a 'highly successful' crowd-funding campaign that has raised over US$ 340



Startup wants to reduce risks in scrap trading - E-Scrap

March 23, 2017

A tech startup is developing a new product to verify trustworthiness among traders of electronic scrap and other recyclable materials. Scrap Connection plans to offer reports on companies in the scrap materials trading industry, using information

EARLY INVESTING

New Recommendation: Scrap Connection - Early Investing

February 27, 2017

I'm excited to announce our newest recommendation. The company is called Scrap Connection. Before I get into why we're recommending this company, a little backstory... I've done a couple of mildly interesting things in my life. One was heading



Scrap Connection in Top 10% on Stratifund

November 17, 2016

Scrap Connection is a global platform providing B2B software solutions to companies that buy, sell or broker recyclable materials. The company connects scrap professionals with services including in-depth business and market intelligence, an

Acerium - Scrap Connection Partnership

April 11, 2016

Acerium is proud to announce a new partnership with Scrap Connection, the world's leading open marketplace for scrap metal products. Founded by industry veterans with decades of experience, Scrap Connection brings scrap metal recycling


SCRAP CONNECTION

Five recyclers list material on Scrap Connection in first online auction

July 17, 2012

Metal Bulletin

Recycling International

Scrap Connection trading platform goes live

July 16, 2012

Responding to the perceived need for a 'safer and more efficient trading environment', the newly-founded Scrap Connection launched an industry-specific digital marketplace on July 12. The on-line platform serves to connect communities

PLATTS

New platform for e-trade of steel scrap lists first material - Metals | Platts News Article & Story

July 16, 2012

Scrap Connection, the electronic platform for physical trading of containerized scrap, listed its first transactions Thursday as it formally launched with a ceremony on the trading floor of the Amsterdam Stock Exchange


SCRAP CONNECTION

Scrap Connection platform to start with ferrous trading

July 12, 2012

Scrap trading platform Scrap Connection will begin with ferrous material trades when it is launched on Thursday July 12, a spokesman for the company told Metal Bulletin. The company said last week that it will launch an online marketplace at 15:00 local


SCRAP CONNECTION

Scrap Connection to launch online exchange for scrap metals

July 5, 2012

Scrap Connection will launch an online exchange through an auction mechanism for trading metal scrap on Thursday July 12, the Netherlands-based business-to-business marketplace said.

THE SAFEST WAY TO TRADE RECYCLABLES

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HMS 1 $ 260 CFR Karachi
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LMS / No. 2 Bundles $ 215 - 222 CFR Qasim
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WHAT WE'RE BUILDING

Premium company reports: even more in-depth company data to assess potential and current trading partners, and even competitors. Use each report to analyse trading habits and history.

See snapshots below, or full example report here: i.imgur.com/1JAxATw.png


2017
BETA
COMPANY PROFILE
Scrap Industries Ltd.
PRODUCER
Score: 4.7 / 5.0
Company details
Print
PDF
Scrap Industries Ltd. HQ
Weteringschans 165
1017 XD
Amsterdam
Noord Holland, The Netherlands
Active since: 01-06-2005
+31 20 - 21 82 544
info@scrapindustries.com
www.scrapindustries.com
John Doe
CEO
David Example
Sales Director
Brian Random
Office manager

OUR GROWTH

We've grown from 125 to 1000 companies in under two years


Traction
Our Growth since Jan 2015
CUSTOMERS FROM
70
NEW COUNTRIES
1000
750
500
250
Jan 2015
Jan 2016
Oct 2016
6x
INCREASE IN SITE TRAFFIC
1000
NEW COMPANIES

SCRAP CONNECTION ALLOWS COMPANIES TO TRADE SAFELY

From scrap yard to mill, risks are reduced








AWS











OUR DECK

Who we are, what we're fixing, and why.


SCRAP CONNECTION
The Safest Way to Trade Recyclables
Our mission:
70
6x
1000

YEARS OF EXPERIENCE AND CONNECTIONS

See more of our photos at www.scrapconnection.phanfare.com





OUR WEBINARS


Industry
Webinar


Investor
Webinar

FOUNDER



Chris Yerbey

Founder & CEO

12-year scrap industry veteran. Serial entrepreneur with 5 successful companies including 1 tech startup. Alabama native now based in the hottest tech startup center of Europe: Amsterdam!

AND THE REST OF THE TEAM



Hasan Sharif

Head of Operations - Pakistan

An outstanding business development manager, Hasan almost single-handedly built Scrap Connection's largest customer market in Pakistan.



Brendan Jones

Communications Manager

Brendan's the team's swiss army knife. He does everything from managing the customer journey to media to software testing to market info and content. And he loves it.



David Kelly

CTO

David wrote his first business application at age 16 and has now been crafting the technology that grows startups for almost three decades.



Ashwani Dutt

Head of Operations - India

Ashwani's knowledge of import & export as a seasoned company owner & trader is crucial to Scrap Connection's strategy & growth.



Poonam Dhiman Bansal

Customer Support

Poonam works diligently to verify our quickly growing membership base. She's also responsible for the news, pricing and events for our community.

DETAILS

Why did you start Scrap Connection? ^

– COLLAPSE ALL

To fix some big problems.

Our founder, Chris Yerbey, has been in the scrap business for over 12 years. He started out brokering, and later traded internationally. Over the years, he and his partner built up a very successful business, but as revenue increased so did their exposure to financial risks. Fraud, contract cancellations, and losses in settlement of quality claims plague every honest buyer, seller and broker of scrap materials.

With experience in platform based technology gained from his previous startup, he had a unique cross-industry perspective on how to solve the very problems he was experiencing as a trader. Motivated to use his knowledge to help others avoid these types of losses, Chris founded Scrap Connection in 2012.

Why should I invest? ^

Two reasons:

Financial:
Because you agree that Scrap Connection's solutions can provide massive financial value to the industry and that we have the team, knowledge and vision to make it happen. You expect a sound return on investment because of this.

Personal:
Because you're sick of dodgy characters taking advantage of honest people. It's time to change the scrap industry for the better, and you want to help Scrap Connection achieve that. If you're in the industry, you want to trade without risk.

Our team has years of experience dealing with the problems we are now building products to solve, and also with building technology platforms to solve problems in a traditional industry. We are trying to solve a big problem that could potentially create enormous value for a huge market. If we are successful, our investors could see returns of 10x – 50x in a few years.

What's new about what you're making? How is it different? ^

Put simply, we're a first mover. Services for scrap trading exist online, but none with the scope or approach we're aiming for. We see the potential to provide massive value through the reduction of risk, quality claims, contract cancellations, and workflow inefficiencies.

Much of the scrap business operates in a quite old-fashioned (low tech) way, but we believe the sheer value of our services gives a strong incentive for businesses to take advantage of the solutions we're creating.

How do you make money? ^

Through a low monthly membership fee currently. Our strategy in the short term is to keep the barrier to entry as low as possible in order to grow the membership base, thereby increasing the value of the network.

In the near future, we will implement new features accessible on a pay-per-use basis. For example, we intend to earn money from company reports containing in-depth information on new and existing trading partners, which members would typically download before booking a new order or when doing market research. Other features will include the ability to book low cost shipping, and financial products such as escrow payments (already in place), foreign exchange, LC finance, and insurance.

How big can you be?

We aim to have $2 billion of the annual global scrap trade being conducted on our platform by 2020. As we offer more and more pay-per-use services centered around trades, we calculate that our revenue as a percentage of transactions will reach 0.25% or $5 million per year. Using PE ratios for technology companies, the estimated value of our company at this level would be more than $100 million.

But $2 billion of trade is less than 1% of the $250 billion scrap market. Upon reaching that milestone, we would pursue a 10% share of the market, and more. This would push the value of our company above the $1 billion mark.

I don't know anything about scrap. Can you explain it for me?

Sure thing. The waste management industry is one of the biggest industries that you never think about. Around US$250 billion of scrap is traded globally every year, including metals, paper, plastics, glass, rubber, etc. "Scrap" could actually a bad word for it, because it's not rubbish at all; for example 88% of all steel is recycled.

You've probably seen your local scrap yard stacked with old cars, but that's not the only place scrap comes from. Other sources include the demolition of buildings and equipment, off-cuts/waste from industrial processes, and municipal waste collection services.

Who buys the scrap? Well, depending on the material, the country, and what the market is doing, roughly two-thirds of scrap is bought & sold domestically. The remainder is shipped in containers or in bulk overseas. It's bought by industrial mills who melt the scrap down, remove any impurities, and shape it into new products to be sold.

What problems are you actually solving?

Despite being an old industry, there's a lot of room for incurring loss in the scrap industry. We estimate these losses cost companies over $200 million a year. Here are the main causes, which we're aiming to solve:

Material quality claims:
Claims happen, and for good reason: sometimes the material the buyer receives just isn't what they thought they were buying. Maybe it's poorer quality than expected; maybe it's gone rusty over the journey because it was wet when it was loaded into the shipping container. It could be in different size pieces, and therefore requires further treatment before processing. There's a myriad of reasons (not all of them scrupulous), and a lot of them can be solved by better communication and documentation so expectations are managed.

Fraud:
Sometimes, you need to buy from a new source. The source might seem legit, but when your shipment arrives, it might be full of very low quality material or perhaps include no material at all. We aim to drastically reduce the chance of that happening with our verification and business intelligence tools.

Contract cancellation:
The price of scrap changes every day. Sometimes, it changes so much that the financial benefit of backing out of a deal appears to outweigh the cost of losing a trading partner and having them tell everyone they know not to do business with you. We plan to track deals as they happen so that we can reward honest players and flag dodgy dealers for everybody to see.

Material quality and claims:
Recyclable raw materials are typically waste products that have been processed in order to remove impurities that can cause problems in the process of making new materials like steel, aluminium and plastics. These materials can be handled multiple times between the point of creation (demolition of a building, shredding of a car, trimming plastic parts, etc) and the point of use. At each stage, material quality can be improved or worsened, often unintentionally. At the end of the supply chain, the buyer of the material is stuck with it for better or for worse, because they already paid for it. When quality is less than expected, the buyer will file a claim for a partial refund. In the end, the buyer wants a fair settlement and the supplier wants to be sure the claim is genuine.

We aim to improve this claims process by first ensuring that both parties remain accountable for a fair resolution. We will provide inspection services and technology tools which reduce miscommunications regarding quality, while keeping all of the conversations, documentation and photos surrounding a transaction in one place for both parties to easily review. When a rapid solution cannot be found, we can forward the details about the entire transaction to an arbitration firm to help both parties reach a mediated settlement.

Fragmented services:
There are a multitude of financial, transport, and documentation services needed when trading in scrap, especially internationally. Some of these are accessible online, but not efficiently. We see that bringing all the services together onto one platform can dramatically streamline workflows.

Isn't the scrap business a bit dodgy?

Our services are focussed on industrial-scale B2B trade. Shady characters stealing copper wiring in the dead of the night to sell to their local scrap yard certainly exist, but that's not who uses our services.

We connect scrap yards, waste companies, traders and brokers with industrial mills who buy the scrap to melt it down into new finished and semi-finished products, like steel. That said, there's still a lack of oversight and accountability in the industry, which leads to problems in itself, and which we aim to solve.

How do you acquire customers?

At the moment through word-of-mouth and campaigns on social media platforms that we focus towards industry groups. This has provided us with steady growth until now, but as we look to scale even more we'll be adding dedicated sales hustlers to our team in the near future.

What's your biggest risk? What keeps you up at night?

Honestly, it's how to convince everyone in the scrap industry that the minor short-term pain of slightly changing how they work is worth the major long-term financial gains delivered through vastly reducing their exposure to risk, quality claims and contract cancellations.

It's a good thing we're passionate and believe in our solutions!

Are you just in metals? What about other verticals?

Our experience is with the metals market, so we're starting with what we know. Once we're happy with the product, however, we see no reason why it can't be expanded to other recyclables and any other commodity traded in a spot market.

We've already opened up our platform to plastic and e-scrap recyclers.

Essentially we see our product being useful to any company that trades in industrial raw materials.

Who are your competitors? How are you different?

There are a number of companies already offering company info and buy/sell listing services online, specific to the scrap industry. The problems in the industry aren't just solved by simply bringing everyone online, however; in fact they're probably compounded.

Our difference is our focus on verification, accountability, and hard data to give our customers real insight into which companies they should be dealing with.

How will you scale?

Our platform is designed to scale by its very nature. Our customers are incentivised to invite their contacts, because the more contacts a company has on Scrap Connection, the more value they receive. Therefore, our current users are our most important asset for scaling.

What is crowdfunding?

There are two types of crowdfunding: rewards-based crowdfunding and equity crowdfunding. We're using equity crowdfunding.

Rewards-based crowdfunding (like on Kickstarter and Indiegogo) is where you give a company money to produce a product you believe in, and in return the company might give you a reward, such as a copy of the product, or public recognition. But if the company goes on to make millions, you don't get any of the profits! This is why we're using equity crowdfunding; we want our investors to profit themselves.

Equity crowdfunding is the process where people (i.e. the 'crowd') invest in an early-stage, unlisted company (a company that is not listed on a stock market, like Scrap Connection) in exchange for shares in that company. A shareholder has partial ownership of a company and stands to profit should the company do well. Unlike traditional investing, each person can invest as little as $200.

Investing in a startup at an early stage can be extremely profitable. If you'd invested $500 in Google back in 1998, it'd be worth $10M today. A $500 investment in Tumblr when it first started would be worth $750K today. These are just a couple of examples of young companies that were acquired for hundreds of millions, even billions, of dollars, making their earliest investors fantastically rich.

However, examples like Google and Tumblr are extremely rare, and only 1 in 10 startups provide a significant return for their investors.

Out of every 10 startups:

3 startups fail, go bankrupt, or the business closes.
3 startups are worse than average, aren't very profitable, and return less than the invested capital, but are still active.
3 startups are a moderate success, are profitable, and return just the invested capital. They are not acquired yet and are still active.
1 highly successful startup will pay the investor a multiple return on his investment. That startup has an IPO or is the target of a significant acquisition.

Here are some great resources to learn more:

Wefunder FAQ: "How do I earn a return?"

Video [3 mins]: "Why Invest Through Equity Crowdfunding?" (just ignore when she talks about 'Americans' - everyone can invest in Scrap Connection!)

A great in-depth equity crowdfunding video tutorial [25 mins]: "Crowdfund Investing 101"

Also, check out this interview on Mad Money [6 mins]: "Investing In Startups"

Why did you choose to use crowdfunding instead of traditional investment?

We believe we can change the industry by creating the most trustworthy trading network in the world. And we need the industry's support to make that happen. Through crowdfunding, we can now offer shares in Scrap Connection, allowing others to participate financially in our success.

By investing, industry professionals can both enact change in the industry, *and* make a profit.

Of 191 industry professionals we surveyed in July 2016, 51% said they'd be interested in investing in Scrap Connection, with amounts totalling over $240K. That belief in the demand for our product is hugely motivating, and it encouraged us to launch this crowdfunding campaign.

How do I invest?

For any questions you have about investing, please first read Wefunder's very comprehensive investor FAQ: https://wefunder.com/faq/investors. Otherwise, please ask us below and we'll be happy to answer!

Can I invest if I'm not in the U.S.?

Yes, absolutely!

Just be aware that you're subject to your own country's securities laws. Essentially, you can invest unless the law of your country prevents you from investing.

Also be aware that when you go to invest, the payment options on WeFunder look like they're only for US investors. Never fear! It's quite easy. To do a transfer from your bank to WeFunder, select the 'wire' option, and WeFunder will give you more instructions about how and where to send your money.

How do I transfer money to WeFunder from outside the U.S.?

The payment options on WeFunder *look* like they're only for US investors. Never fear! It's quite easy. To do a transfer from your bank to WeFunder, select the 'wire' option, and WeFunder will give you more instructions about how and where to send your money.

One great option for transferring your money to WeFunder is https://transferwise.com. They're much cheaper than most foreign exchange options because they use the actual exchange rate, and only make money off of their small fee. (No, we don't have any connection to them, we just think they're great. We love good tech!)

Should I/we invest as an individual or a company?

Either. We absolutely accept investments from companies. For companies who have lost money in the past due to fraud, contracts being backed out of, and/or bad material quality claims, investing is a great way to support us in building a solution to those problems (and hopefully make a return on investment, also). Individuals who believe in our vision can also invest separately to their company.

How much have you or your company lost due to cancelled contracts and fraud in the last 10 years? If you were to invest 5% of those losses in the solution, not only could you decrease losses in the future, but with a possible ROI of 10x – 50x, the losses could be recovered! Plus, you would have a say in our product development.

ASK A QUESTION

Type your question here... ASK QUESTION

Robert Devereux Belden III Mar 1

I was reading up on the structure of the Wefunder SAFE and saw the section below. Can you anticipate whether this option may be exercised down the road? "The Wefunder SAFE:

Has Repurchase Rights for Minor Shareholders. Except for Major Shareholders, the company may opt to repurchase an investor's SAFE at any time prior to conversion at the greater of the purchase amount or the Fair Market Value, as determined by an appraiser the company chooses. Startups want this because they are scared that venture capitalists may not fund their companies at a later date because they have a "messy cap table"."



Chris Yerbey Founder & CEO FO[illegible] Mar 1

Hi Robert,

I'm glad you brought this up. When I first read through this agreement, this didn't sit well with me either because I have a strong moral commitment to never leave anyone out of the rewards who has contributed to our success.

However, as founders of startups, we've all heard stories of VCs proposing a deal structure conditioned on the buy out of all minoirty stockholders. This is a condition which can usually be negotiated away when the company is in a strong position financially which is why we would prefer to raise more money from the crowd than we need to execute our business strategy.

As CEO, one of my responsibilities is to look out for the best interests of the... ***[+ READ MORE]***

LIKE

Mike Bradley Nov 22

How is it determined how many shares I will get?



Chris Yerbey Founder & CEO FO[illegible] edited Nov 25

With this type of crowd funding, you get a contract which states that we will award stock to you in the amount that you have invested at a future date when a valuation has been established in a bigger funding round typically by venture capital investors.

Since it is assumed the investors in the crowdfunding campaign are not typically professional investors (VCs), the decision for the new valuation of the company and correspondingly the new share price is deferred until a future date when professional investors step in.

When this happens, a share price will be determined by dividing the number of shares outstanding into the company valuation. The valuation cap in your contract (Either $4... ***[+ READ MORE]***

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO SCRAP CONNECTION

1. The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

The Company's operations may be unprofitable, and may result in the total loss of investment.

2. While the Company believes in good faith that its business plans have a reasonable chance of success, the operation of the Company are ultimately speculative and involve the possibility of a total loss of investment, due to any number of considerations. Investment is suitable only for individuals who are financially able to withstand total... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Scrap Connection is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$200 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?





Chris Yerbey (Scrap Connection)

CEO at Scrap Connection Inc.

Amsterdam Area, Netherlands | Import and Export

Previous	D. Y. INDUS, Inc., Trucking Jobs, Inc. - EveryTruckJob.com, Environmental Waste Consultants, Inc.
Education	University of Alabama

Send Chris InMail

500+ connections

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We're Giving Away $30,000 of Free Subscriptions

September 13, 2016



Free Prices For Scrap Professionals

June 22, 2016



How to Find Trustworthy Trading Partners

March 21, 2016

Background

Summary

I am a serial entrepreneur with a background in the waste and recycling industry, international trade and web based technologies.

Scrap Connection - Member Verification Prog...

Experience

CEO
Scrap Connection Inc.
September 2011 – Present (5 years 3 months) | Amsterdam Area, Netherlands

• Founder of a web based marketplace global business exchange for the scrap metal industry
Responsible for:
• Business strategy development and execution
• Site functional design and deployment
• Investor, media and strategic partner relations
• Coffee selection, inspection and preparation

1 recommendation



Rajesh Desor
General Manager

Chris is a very honest, growth minded individual whose vision will take him to far reaches. He has an uncanny ability to create solutions for problems effortlessly. I would recommend Chris and Scrap Connection to anyone in the recycling industry... View↓

CEO
D. Y. INDUS, Inc.
April 2004 – December 2011 (7 years 9 months) | Atlanta, GA

• Co-founder of international trading company operating in the recyclable commodities sector
• Experienced in the trade of steel, aluminum, copper, and stainless steel scrap metal
• Led company from startup to growth stage with revenues topping $1.5 million
• Developed customer base of 53 importers in India, Pakistan, Taiwan, Korea, Vietnam and Thailand
• Developed supplier base of 36 scrap yards, in U.S, U.K, D.R., Netherlands, Germany and Belgium
• Led development of a custom ERP system, increasing efficiency and reducing risk through process automation

CEO
Trucking Jobs, Inc. - EveryTruckJob.com
March 2001 – November 2009 (8 years 9 months) | Tuscaloosa, AL

• Co-founded first web based job search engine for the U.S. trucking industry with Paul Still and Steve Nippert
• Assembled a team of developers, sales and marketing people and investors to make the vision a reality
• Led company from concept through start up and into growth stage
• First successful entrepreneurial exit in 2002
• Retained on a consulting basis through 2009

CEO
Environmental Waste Consultants, Inc.
October 1997 – December 2007 (10 years 3 months) | Tuscaloosa, AL

• Founded consulting company assisting factories and large retail businesses with waste expense reduction
• Responsible for developing and implementing recycling programs, optimizing waste handling methods, renegotiating millions of dollars in vendor service contracts
• Collectively reduced clients' expenses by $1.2 million, while diverting over 300,000 kg of waste from landfills
• Average client expense reduction: 28%

President
Wetlands Waterpark
April 1994 – August 1995 (1 year 5 months) | Tuscaloosa, AL

• Completed feasibility study and business plan for a $1.2 million waterpark at age 25
• Coordinated with contractors and vendors to create a fully developed concept including blue prints & site plans
• Presented concept to Tuscaloosa city council, obtaining site zoning reclassification
• Completed WWA training for waterpark business operations and management

Skills

Top Skills

- 99+ Business Strategy
- 99+ Entrepreneurship
- 95 International Trade
- 86 Start-ups
- 74 Management
- 70 Business Planning
- 68 International Sales
- 51 New Business Development
- 29 International Business
- 28 Business Development

Chris also knows about...

23 Metals · 20 Commodity · 17 Strategy · 16 Export · 14 Recycling · 14 Import · 13 International Shipping · 11 Aluminum · 10 Internet Entrepreneur · 8 Scrap · 7 Steel · 7 Copper · 7 Negotiation · 5 Trade Finance · 5 E-commerce · See 13+ >

Education

University of Alabama
Chemical Engineering and Chemistry
1992 – 1996

University of North Alabama
Chemistry, Biology, Math
1988 – 1991

Activities and Societies: Pi Kappa Alpha

Additional Info

- **Interests**

Traveling - to expand cultural awareness Foreign languages and cultures Science: Chemistry, Physics, Astronomy, Pharmacology Technology: I.T., Green Tech, Bio-Tech

- **Personal Details**

Birthday December 21

Languages

German
Limited working proficiency

Dutch
Elementary proficiency

English
Native or bilingual proficiency

Volunteer Experience & Causes

Causes Chris cares about:

- Science and Technology

Recommendations

Received (1) Given (4)

CEO
Scrap Connection Inc.



Rajesh Desor
General Manager

"Chris is a very honest, growth minded individual whose vision will take him to far reaches. He has an uncanny ability to create solutions for problems effortlessly. I would recommend Chris and Scrap Connection to anyone in the recycling industry willing to grow..

March 9, 2013, Rajesh was with another company when working with Chris at Scrap Connection Inc.

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